UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

  (Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 □      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 □      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 □      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 18, 2018, Forward Industries, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Intelligent Product Solutions, Inc. (“IPS”), the holders of all of the common stock of IPS and Mitchell Maiman (“Maiman”).  In consideration for the acquisition of all of IPS’ outstanding securities, the Company: (i) paid approximately $1.9 million in cash, (ii) assumed approximately $1.5 million of outstanding debt, (iii) issued a total of 401,835 shares of the Company’s common stock to the two owners of IPS, (iii) agreed to pay $1,000,000 of deferred cash payments (with the first payment of $500,000 due on May 18, 2018) and (iv) up to $2.2 million of earnout payments based upon IPS meeting certain EBITDA milestones over a three year period.  Additionally, the Company entered into three-year employment agreements with Mitchell Maiman, the President of IPS and Paul Severino, the Chief Operating Officer of IPS, and agreed to pay them each $256,000 per year.

In order to fund the acquisition of IPS, the Company issued a $1.6 million promissory note to Forward Industries (Asia-Pacific) Corporation (“Forward China”) in consideration for a one-year loan.   The note bears an interest rate of 8% and pays monthly interest.  Forward China is an entity which is principally owned by the Company’s Chairman and Chief Executive Officer.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement and the form of Employment Agreement, which have been filed as Exhibits 2.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated in this Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 2.01 above, a portion of the consideration was the assumption of debt.  A portion of this relates to a $1,000,000 revolving line of credit of which $950,000 was drawn at closing.  The loan under the line of credit is: (i) secured by IPS’ assets, (ii) matures on April 8, 2018 and (iii) bears an interest rate of the Wall Street Journal Prime Rate plus 0.75%.  Additionally, the Company assumed debt relating to: (i) a secured loan of which the balance is approximately $190,000 which will be fully amortized (and paid in full) by April 2020 and (ii) a secured loan of approximately $217,000 of which will be fully amortized (and paid in full) by January 2019.

The disclosure under Item 2.01 above regarding the Forward China note is incorporated herein under this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 above regarding the issuance of the Company’s common stock and the Forward China note is incorporated herein under this Item 3.02. These securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(c)  Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement dated January 18, 2018 *

4.1	Form of Promissory Note dated January 18, 2018

10.1	Form of Employment Agreement dated January 18, 2018

*Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: January 18, 2018	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer